Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports First Quarter 2026 Results

•Net income of $21.8 million, or $1.12 per diluted share, for the three months ended March 31, 2026 compared to net income of $21.5 million, or $1.11 per diluted share, for the three months ended December 31, 2025;
•Return on average assets was 1.59% and return on average equity was 14.76% for the three months ended March 31, 2026, compared to 1.55% and 14.73%, respectively, for the three months ended December 31, 2025;
•Net interest margin, on a tax equivalent basis, was 3.90% in the first quarter of 2026 compared to 4.00% in the fourth quarter of 2025;
•Total loans increased by $40.6 million, or approximately 4% annualized, from December 31, 2025 to March 31, 2026;
•Deposits increased by $98.7 million from December 31, 2025 to March 31, 2026; borrowings decreased by $68.0 million from December 31, 2025 to March 31, 2026;
•Noninterest income increased by $1.2 million from $14.4 million for the three months ended December 31, 2025 to $15.6 million for the three months ended March 31, 2026;
•Noninterest expenses decreased by $0.7 million from $37.4 million for the three months ended December 31, 2025 to $36.7 million for the three months ended March 31, 2026 due primarily to decreases in salaries and benefits expense and professional services expense;
•Tangible common equity increased to 9.2% at March 31, 2026 from 9.0% at December 31, 2025; total risk-based capital improved to 13.5% at March 31, 2026 from 13.3% at December 31, 2025;
•Tangible book value per common share(1) increased to $25.76 per share at March 31, 2026 from $25.21 per share at December 31, 2025 and
•The Board of Directors declared a cash dividend of $0.30 per common share, payable May 12, 2026, to shareholders of record as of May 5, 2026.

HARRISBURG, PA (April 21, 2026) -- Orrstown Financial Services, Inc. (the "Company") (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the quarter ended March 31, 2026. Net income totaled $21.8 million for the three months ended March 31, 2026, compared to net income of $21.5 million and $18.1 million for the three months ended December 31, 2025 and March 31, 2025, respectively. Diluted earnings per share was $1.12 for the three months ended March 31, 2026, compared to $1.11 and $0.93 for the three months ended December 31, 2025 and March 31, 2025, respectively. For the first quarter of 2025, excluding the impact from the previously disclosed merger-related expenses, net of taxes, net income and diluted earnings per share were $19.3 million(1) and $1.00(1), respectively.
“Orrstown delivered strong results across the board in another successful quarter,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “Net income and diluted earnings per share increased quarter to quarter. Return on average assets and return on average equity continued to exceed peer multiples. Noninterest income again was a substantial component of our earnings. Noninterest expense declined as we continue to focus on creating efficiencies throughout the organization. The loan portfolio experienced growth across the whole footprint while maintaining a focus on quality. We believe that deposit growth, which accelerated during the second half of the quarter, will enable us to successfully manage our funding costs and maintain a healthy net interest margin in a competitive funding environment. Our credit metrics remain sound and our capital ratios are consistently building from earnings generation.”
Adam Metz, Senior Executive Vice President and Chief Operating Officer added “Having spent nearly a decade at Orrstown, I have seen first-hand the strength of our franchise, the power of our culture and the collective commitment the whole organization has to our clients and community. An incredibly talented team with common alignment to our core principles will continue to build upon the foundation already in place - driving growth, deepening client relationships, thoughtfully expanding fee‑based businesses, and continuing our unwavering commitment to sound risk management and long‑term shareholder value.”
(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $40.6 million and totaled $4.1 billion at March 31, 2026 compared to $4.0 billion at December 31, 2025. Commercial loans increased by $31.5 million, or approximately 4% annualized, and residential mortgages increased by $10.1 million, or approximately 5% annualized, from December 31, 2025 to March 31, 2026. Loan growth was reduced by the impact of loan payoffs.
Investment Securities
Investment securities, all of which are classified as available-for-sale, decreased by $5.7 million to $947.0 million at March 31, 2026 from $952.7 million at December 31, 2025. During the three months ended March 31, 2026, paydowns totaled $23.4 million and net unrealized losses increased by $6.8 million due to higher market interest rates and widening of spreads at the end of the first quarter of 2026. The Bank purchased $23.1 million of investment securities, consisting of $15.1 million of agency mortgage backed securities and collateralized mortgage obligations, $6.9 million of non-agency collateralized mortgage obligations and $1.1 million of securities issued by state and political subdivisions during the first quarter of 2026. The remaining change in investment securities is due to net accretion recorded on the investment securities during the first quarter of 2026. The overall duration of the Company's investment securities portfolio was 4.7 years at March 31, 2026 compared to 4.6 years at December 31, 2025. See Appendix B for a summary of the Bank's investment securities at March 31, 2026, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the first quarter of 2026, deposits increased by $98.7 million and totaled $4.6 billion at March 31, 2026 compared to $4.5 billion at December 31, 2025. Interest-bearing demand deposits, non-interest demand deposits, time deposits and money market deposits increased by $73.2 million, $11.7 million, $8.8 million and $7.6 million, respectively, from December 31, 2025 to March 31, 2026. Savings deposits decreased by $2.6 million from December 31, 2025 to March 31, 2026. Efforts to drive deposit generation were successful in the first quarter of 2026. The Bank's loan-to-deposit ratio was 88% at March 31, 2026 compared to 89% at December 31, 2025.
Borrowings
The Company actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $206.7 million at March 31, 2026 compared to $274.7 million at December 31, 2025. The decrease of $68.0 million was due to repayments during the first quarter of 2026 as the Bank utilized available liquidity from deposits to fund its operations. The Bank seeks to maintain sufficient liquidity to ensure that client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of $1.8 billion at March 31, 2026 compared to $1.7 billion at December 31, 2025.

Income Statement
Net Interest Income and Margin
Net interest income was $49.0 million for the three months ended March 31, 2026 compared to $50.5 million for the three months ended December 31, 2025. A significant portion of this decrease was due to two less days in the first quarter of 2026 compared to the fourth quarter of 2025. The net interest margin, on a tax equivalent basis, decreased to 3.90% in the first quarter of 2026 from 4.00% in the fourth quarter of 2025. This decrease is primarily the result of a decrease of 13 basis points in the yield on loans and a decrease of seven basis points in the yield on securities from the three months ended December 31, 2025 to the three months ended March 31, 2026. These decreases in the yield on interest-earning assets were partially offset by a decrease of two basis points in the cost of funds between the same periods. Net interest income reflects the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $4.7 million during the first quarter of 2026 compared to $5.3 million for the fourth quarter of 2025.
Interest income on loans, on a tax equivalent basis, decreased by $1.4 million to $63.2 million for the three months ended March 31, 2026 compared to $64.6 million for the three months ended December 31, 2025. This decrease was primarily due to the impact of previous fed funds rate reductions on the Bank's variable rate loan portfolio. In addition, the net accretion impact of purchase accounting marks on loans was 33 basis points in the first quarter of 2026 compared to 36 basis points in the fourth quarter of 2025.
Interest income on investment securities, on a tax equivalent basis, was $11.1 million for the first quarter of 2026 compared to $11.2 million for the fourth quarter of 2025. The decrease in interest income is due to the decline in the market interest rates. Average investment securities increased by $7.1 million during the three months ended March 31, 2026 compared to the three months ended December 31, 2025 primarily due to net purchases.
Interest expense, on a tax equivalent basis, decreased by $0.3 million to $25.4 million for the three months ended March 31, 2026 compared to $25.7 million for the three months ended December 31, 2025. The cost of deposits decreased by two basis points during the three months ended March 31, 2026 compared to the three months ended December 31, 2025, and the borrowing costs from FHLB advances and other borrowings decreased by nine basis points during the three months ended March 31, 2026 compared to the three months ended December 31, 2025. This was the result of the recent reductions to FHLB borrowing rates. At the end of December 2025, the interest rate on the subordinated notes converted to a variable rate, which resulted in an increase of $0.3 million in interest expense and an increase of three basis points to the cost of interest-bearing liabilities for the first quarter of 2026. Average interest-bearing deposits increased by $54.0 million during the three months ended March 31, 2026 compared to the three months ended December 31, 2025. Average FHLB advances and other borrowings increased by $9.6 million from the three months ended December 31, 2025 to the three months ended March 31, 2026. Funding costs were elevated in the first half of the quarter due to seasonal deposit declines, which increased borrowing balances temporarily. Significant deposit inflow in the back half of the quarter enabled the Bank to significantly reduce its borrowing levels, but the average balance was still higher than the prior quarter.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans decreased to $47.5 million at March 31, 2026 from $47.7 million at December 31, 2025. The ACL to total loans was 1.17% at March 31, 2026 compared to 1.19% at December 31, 2025. The Company recorded provision expense on loans of $0.7 million for the three months ended March 31, 2026 compared to $0.1 million for the three months ended December 31, 2025. Net charge-offs were $0.9 million for the three months ended March 31, 2026 compared to $0.5 million for the three months ended December 31, 2025.
Classified loans decreased by $0.8 million to $57.6 million at March 31, 2026 from $58.4 million at December 31, 2025 due to repayments of $2.9 million and charge-offs of $0.9 million, offset by net downgrades. Non-accrual loans totaled $30.0 million at March 31, 2026 compared to $28.0 million at December 31, 2025. The increase of $2.0 million in nonaccrual loans was due to additions to nonaccrual status of $5.9 million of loans, primarily consisting of $4.2 million for one commercial and land development loan and $0.8 million in one commercial loan, partially offset by repayments totaling $2.3 million, an upgrade returning one commercial loan of $1.2 million to accruing status and net charge offs of $0.9 million. Nonaccrual loans to total loans increased to 0.74% at March 31, 2026 from 0.70% at December 31, 2025. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.

Noninterest Income
Noninterest income increased by $1.2 million to $15.6 million for the three months ended March 31, 2026 from $14.4 million for the three months ended December 31, 2025.
Income from life insurance increased by $2.5 million to $3.8 million for the three months ended March 31, 2026 compared to $1.3 million for the three months ended December 31, 2025. During the first quarter of 2026, the Company recorded $2.4 million in income from life insurance policy death benefits.
Swap fee income increased by $0.2 million to $1.3 million for the three months ended March 31, 2026 compared to $1.1 million for the three months ended December 31, 2025. Swap fee income will fluctuate based on market conditions and client demand.
Wealth management income was $5.6 million for the three months ended March 31, 2026 compared to $5.7 million for the three months ended December 31, 2025, which reflects the strength of our wealth management platform despite a decline in market performance during the first quarter of 2026.
Income from service charges decreased by $0.3 million to $2.9 million for the three months ended March 31, 2026 from $3.2 million for the three months ended December 31, 2025 due to a decrease in interchange activity.
Other income decreased by $0.6 million to $0.2 million for the three months ended March 31, 2026 from $0.8 million for the three months ended December 31, 2025. The fourth quarter of 2025 includes $0.3 million in solar tax credit income and other one time credits.
Noninterest Expenses
Noninterest expenses decreased by $0.7 million to $36.7 million for the three months ended March 31, 2026 from $37.4 million in the three months ended December 31, 2025.
Salaries and benefits expense decreased by $0.8 million to $21.2 million for the three months ended March 31, 2026 compared to $22.0 million for the three months ended December 31, 2025. This was elevated during the fourth quarter of 2025 primarily due to year-end incentive accruals.
Professional services expense decreased by $0.7 million from $1.9 million for the three months ended December 31, 2025 to $1.2 million for the three months ended March 31, 2026. The decrease was due to reduced reliance on third-party assistance with internal projects.
Taxes other than income increased by $0.5 million in the three months ended March 31, 2026 compared to the three months ended December 31, 2025. This increase reflects the tax credits recognized in the fourth quarter of 2025 as a result of charitable contributions.
Income Taxes
The Company's effective tax rate was 20.7% for the first quarter of 2026 compared to 21.8% for the fourth quarter of 2025. The Company's effective tax rate for the three months ended March 31, 2026 is less than the 21% federal statutory rate primarily due to tax-exempt income, including interest earned on tax-exempt loans and securities and non-taxable income from life insurance policies and tax credits partially offset by the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"). The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $603.2 million at March 31, 2026 compared to $591.5 million at December 31, 2025. The increase of $11.7 million is primarily due to net income of $21.8 million partially offset by dividends of $5.9 million and other comprehensive losses of $4.5 million.
Tangible book value per common share(1) increased to $25.76 per share at March 31, 2026 from $25.21 per share at December 31, 2025. The Company's tangible common equity ratio was 9.2% at March 31, 2026 compared to 9.0% at December 31, 2025. Return on average tangible common equity per common share(1) was 17.96% for the three months ended March 31, 2026 compared to 18.15% for the three months ended December 31, 2025. The decrease in the return on average tangible common equity per common share was primarily due to the increase in average shareholders' equity.
(1) Non-GAAP measure. See Appendix A for additional information.

The Company's capital ratios increased during the three months ended March 31, 2026 compared to the three months ended December 31, 2025 due to earnings. The Company's tier 1 common equity, tier 1 capital and total risk-based capital ratios were 11.8%, 12.0% and 13.5%, respectively, at March 31, 2026 compared to 11.5%, 11.7% and 13.3%, respectively, at December 31, 2025. The Company's Tier 1 leverage ratio increased to 9.7% at March 31, 2026 compared to 9.5% at December 31, 2025.
At March 31, 2026, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
	March 31,	March 31,
(In thousands)	2026	2025

Profitability for the period:
Net interest income	$49,005	$48,761
Provision for (recovery of) credit losses - loans	728	(554)
Recovery of credit losses - unfunded loan commitments	(376)	—
Noninterest income	15,577	11,624
Noninterest expenses	36,728	38,176
Income before income tax expense	27,502	22,763
Income tax expense	5,693	4,712
Net income available to common shareholders	$21,809	$18,051

Financial ratios:
Return on average assets (1)	1.59%	1.35%
Return on average assets, adjusted (1) (2) (3)	n/a	1.45%
Return on average equity (1)	14.76%	13.98%
Return on average equity, adjusted (1) (2) (3)	n/a	14.97%
Net interest margin (1)	3.90%	4.00%
Efficiency ratio	56.9%	63.2%
Efficiency ratio, adjusted (2) (3)	n/a	60.5%
Income per common share:
Basic	$1.13	$0.94
Basic, adjusted (2) (3)	n/a	$1.01
Diluted	$1.12	$0.93
Diluted, adjusted (2) (3)	n/a	$1.00

Average equity to average assets	10.80%	9.65%

(1) Annualized for the three months ended March 31, 2026 and 2025.
(2) Ratio has been adjusted for the non-recurring charges at March 31, 2025. There were no non-recurring charges for the three months ended March 31, 2026.
(3) Non-GAAP based financial measure at March 31, 2025. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2026	2025
At period-end:
Total assets	$5,576,972	$5,542,255
Loans, net of allowance for credit losses	4,013,856	3,973,012
Loans held-for-sale, at fair value	3,366	6,090
Securities available for sale, at fair value	947,018	952,740
Total deposits	4,627,424	4,528,774
FHLB advances and other borrowings and Securities sold under agreements to repurchase	225,958	299,243
Subordinated notes and trust preferred debt	37,274	37,122
Shareholders' equity	603,184	591,535

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.17%	1.19%
Total nonaccrual loans to total loans	0.74%	0.70%
Nonperforming assets to total assets	0.56%	0.51%
Allowance for credit losses to nonaccrual loans	158%	170%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.5%	13.3%
Orrstown Bank	13.6%	13.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.0%	11.7%
Orrstown Bank	12.5%	12.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.8%	11.5%
Orrstown Bank	12.5%	12.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.7%	9.5%
Orrstown Bank	10.2%	9.9%

Book value per common share	$30.76	$30.32

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. At December 31, 2025, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard. At March 31, 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025
Assets
Cash and due from banks	$49,014	$42,083
Interest-bearing deposits with banks	112,122	107,691
Cash and cash equivalents	161,136	149,774
Restricted investments in bank stocks	23,984	26,717
Securities available for sale (amortized cost of $973,220 and $972,138 at March 31, 2026 and December 31, 2025, respectively)	947,018	952,740
Loans held for sale, at fair value	3,366	6,090
Loans	4,061,319	4,020,693
Less: Allowance for credit losses	(47,463)	(47,681)
Net loans	4,013,856	3,973,012
Premises and equipment, net	50,532	51,029
Cash surrender value of life insurance	145,964	146,994
Goodwill	69,751	69,751
Other intangible assets, net	35,751	37,990
Accrued interest receivable	21,176	21,473
Deferred tax assets, net	32,802	33,931
Other assets	71,636	72,754
Total assets	$5,576,972	$5,542,255

Liabilities
Deposits:
Noninterest-bearing	$882,588	$870,906
Interest-bearing	3,744,836	3,657,868
Total deposits	4,627,424	4,528,774
Securities sold under agreements to repurchase and federal funds purchased	19,264	24,542
FHLB advances and other borrowings	206,694	274,701
Subordinated notes and trust preferred debt	37,274	37,122
Other liabilities	83,132	85,581
Total liabilities	4,973,788	4,950,720

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,711,628 shares issued and 19,611,427 outstanding at March 31, 2026; 19,711,628 shares issued and 19,507,208 outstanding at December 31, 2025	1,026	1,026
Additional paid—in capital	422,663	424,596
Retained earnings	202,704	186,752
Accumulated other comprehensive loss	(19,720)	(15,201)
Treasury stock— 100,201 and 204,420 shares, at cost at March 31, 2026 and December 31, 2025, respectively	(3,489)	(5,638)
Total shareholders’ equity	603,184	591,535
Total liabilities and shareholders’ equity	$5,576,972	$5,542,255

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	March 31,
(Dollars in thousands, except per share amounts)	2026	2025
Interest income
Loans	$62,995	$63,432
Investment securities - taxable	9,851	8,944
Investment securities - tax-exempt	881	875
Short-term investments	637	2,268
Total interest income	74,364	75,519
Interest expense
Deposits	21,986	24,260
Securities sold under agreements to repurchase and federal funds purchased	97	84
FHLB advances and other borrowings	2,355	1,118
Subordinated notes and trust preferred debt	921	1,296
Total interest expense	25,359	26,758
Net interest income	49,005	48,761
Provision for (recovery of) credit losses - loans	728	(554)
Recovery of credit losses - unfunded loan commitments	(376)	—
Net interest income after provision for (recovery of) credit losses	48,653	49,315
Noninterest income
Service charges	2,871	2,395
Interchange income	1,513	1,427
Swap fee income	1,339	394
Wealth management income	5,557	5,415
Mortgage banking activities	326	302
Income from life insurance	3,761	1,289
Investment securities (losses) gains	(2)	13
Other income	212	389
Total noninterest income	15,577	11,624
Noninterest expenses
Salaries and employee benefits	21,157	20,388
Occupancy, furniture and equipment	4,221	4,675
Data processing	1,537	924
Advertising and bank promotions	683	499
FDIC insurance	549	824
Professional services	1,221	1,826
Taxes other than income	1,025	942
Intangible asset amortization	2,239	2,535
Merger-related expenses	—	1,649
Restructuring expenses	—	91
Other operating expenses	4,096	3,823
Total noninterest expenses	36,728	38,176
Income before income tax expense	27,502	22,763
Income tax expense	5,693	4,712
Net income	$21,809	$18,051
continued

	Three Months Ended
	March 31,	March 31,
	2026	2025
Share information:
Basic earnings per share	$1.13	$0.94
Diluted earnings per share	$1.12	$0.93
Dividends paid per share	$0.30	$0.26
Weighted average shares - basic	19,274	19,157
Weighted average shares - diluted	19,410	19,328

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	3/31/2026			12/31/2025			9/30/2025			6/30/2025			3/31/2025
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$70,086	$637	3.69%	$103,886	$1,017	3.88%	$101,728	$1,123	4.38%	$136,106	$1,513	4.46%	$203,347	$2,268	4.52%
Investment securities (1)(2)	984,060	11,079	4.51	976,957	11,177	4.58	906,399	10,593	4.67	904,119	10,626	4.70	865,126	10,052	4.65
Loans (1)(3)(4)(5)	4,070,889	63,214	6.29	3,997,842	64,635	6.42	3,979,044	65,975	6.58	3,894,978	63,246	6.52	3,909,694	63,641	6.59
Total interest-earning assets	5,125,035	74,930	5.91	5,078,685	76,829	6.01	4,987,171	77,691	6.19	4,935,203	75,385	6.13	4,978,167	75,961	6.17
Other assets	423,779			426,626			433,659			439,569			447,530
Total assets	$5,548,814			$5,505,311			$5,420,830			$5,374,772			$5,425,697
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,534,291	13,796	2.21	$2,471,895	14,078	2.26	$2,450,034	14,145	2.29	$2,463,687	13,880	2.26	$2,473,543	14,156	2.32
Savings deposits	259,585	143	0.22	262,240	164	0.25	264,761	164	0.25	269,309	165	0.25	273,313	165	0.25
Time deposits	906,875	8,047	3.60	912,611	8,342	3.63	897,416	8,330	3.68	914,108	8,810	3.87	970,588	9,939	4.15
Total interest-bearing deposits	3,700,751	21,986	2.41	3,646,746	22,584	2.46	3,612,211	22,639	2.49	3,647,104	22,855	2.51	3,717,444	24,260	2.65
Securities sold under agreements to repurchase and federal funds purchased	23,674	97	1.66	27,348	105	1.52	27,772	107	1.53	25,917	106	1.64	26,163	84	1.30
FHLB advances and other borrowings	248,357	2,355	3.85	238,806	2,371	3.94	168,939	1,791	4.21	104,068	1,030	3.97	112,859	1,118	4.02
Subordinated notes and trust preferred debt	37,175	921	10.05	37,023	669	7.17	68,749	1,597	9.21	68,910	1,330	7.74	68,739	1,296	7.65
Total interest-bearing liabilities	4,009,957	25,359	2.56	3,949,923	25,729	2.58	3,877,671	26,134	2.67	3,845,999	25,321	2.64	3,925,205	26,758	2.76
Noninterest-bearing demand deposits	850,415			882,552			902,128			904,031			887,726
Other liabilities	89,112			93,977			89,086			89,058			89,077
Total liabilities	4,949,484			4,926,452			4,868,885			4,839,088			4,902,008
Shareholders' equity	599,330			578,859			551,945			535,684			523,689
Total	$5,548,814			$5,505,311			$5,420,830			$5,374,772			$5,425,697
Taxable-equivalent net interest income / net interest spread		49,571	3.35%		51,100	3.43%		51,557	3.52%		50,064	3.49%		49,203	3.41%
Taxable-equivalent net interest margin			3.90%			4.00%			4.11%			4.07%			4.00%
Taxable-equivalent adjustment		(566)			(569)			(569)			(552)			(442)
Net interest income		$49,005			$50,531			$50,988			$49,512			$48,761
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			129%			129%			128%			127%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $4.2 million, $4.7 million, $5.3 million, $4.9 million and $6.6 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Profitability for the quarter:
Net interest income	$49,005	$50,531	$50,988	$49,512	$48,761
Provision for (recovery of) credit losses on loans and unfunded loan commitments	352	75	396	109	(554)
Noninterest income	15,577	14,392	13,382	12,915	11,624
Noninterest expenses	36,728	37,355	36,297	37,614	38,176
Income before income taxes	27,502	27,493	27,677	24,704	22,763
Income tax expense	5,693	6,002	5,812	5,256	4,712
Net income	$21,809	$21,491	$21,865	$19,448	$18,051

Financial ratios:
Return on average assets (1)	1.59%	1.55%	1.60%	1.45%	1.35%
Return on average assets, adjusted (1)(2)(3)	n/a	n/a	n/a	1.51%	1.45%
Return on average equity (1)	14.76%	14.73%	15.72%	14.56%	13.98%
Return on average equity, adjusted (1)(2)(3)	n/a	n/a	n/a	15.12%	14.97%
Net interest margin (1)	3.90%	4.00%	4.11%	4.07%	4.00%
Efficiency ratio	56.9%	57.5%	56.4%	60.3%	63.2%
Efficiency ratio, adjusted (2)(3)	n/a	n/a	n/a	58.7%	60.5%

Per share information:
Income per common share:
Basic	$1.13	$1.12	$1.14	$1.01	$0.94
Basic, adjusted (2)(3)	n/a	n/a	n/a	1.05	1.01
Diluted	1.12	1.11	1.13	1.01	0.93
Diluted, adjusted (2)(3)	n/a	n/a	n/a	1.04	1.00
Book value	30.76	30.32	29.33	28.07	27.32
Tangible book value(3)	25.76	25.21	24.12	22.77	21.99
Average tangible common equity(3)	17.96	18.15	19.70	18.43	17.91
Cash dividends paid	0.30	0.27	0.27	0.26	0.26

Average basic shares	19,274	19,251	19,224	19,173	19,157
Average diluted shares	19,410	19,384	19,364	19,342	19,328
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for the three months ended June 30, 2025 and March 31, 2025. There were no non-recurring expenses for the three months ended March 31, 2026, December 31, 2025 and September 30, 2025.

(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Noninterest income:
Service charges	$2,871	$3,225	$2,997	$2,630	$2,395
Interchange income	1,513	1,553	1,620	1,441	1,427
Swap fee income	1,339	1,112	816	669	394
Wealth management income	5,557	5,739	5,277	5,267	5,415
Mortgage banking activities	326	503	522	478	302
Income from life insurance	3,761	1,331	1,471	1,311	1,289
Other income	212	834	629	1,111	389
Investment securities (losses) gains	(2)	95	50	8	13
Total noninterest income	$15,577	$14,392	$13,382	$12,915	$11,624

Noninterest expenses:
Salaries and employee benefits	$21,157	$21,980	$21,439	$21,364	$20,388
Occupancy, furniture and equipment	4,221	4,017	4,075	4,211	4,675
Data processing	1,537	1,292	1,116	965	924
Advertising and bank promotions	683	561	154	1,077	499
FDIC insurance	549	683	652	674	824
Professional services	1,221	1,947	1,703	2,016	1,826
Taxes other than income	1,025	574	828	295	942
Intangible asset amortization	2,239	2,348	2,410	2,472	2,535
Merger-related expenses	—	—	—	968	1,649
Restructuring expenses	—	—	—	—	91
Other operating expenses	4,096	3,953	3,920	3,572	3,823
Total noninterest expenses	$36,728	$37,355	$36,297	$37,614	$38,176

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Balance Sheet at quarter end:
Cash and cash equivalents	$161,136	$149,774	$184,146	$149,377	$287,120
Restricted investments in bank stocks	23,984	26,717	24,111	21,204	19,693
Securities available for sale	947,018	952,740	890,357	885,373	855,456
Loans held for sale, at fair value	3,366	6,090	6,026	5,206	5,261
Loans:
Commercial real estate:
Owner occupied	645,026	644,713	629,481	622,315	617,854
Non-owner occupied	1,322,251	1,260,198	1,254,959	1,203,038	1,157,383
Multi-family	216,658	236,703	234,782	239,388	257,724
Non-owner occupied residential	151,560	155,749	163,138	165,479	168,354
Agricultural	114,409	121,417	118,596	124,291	134,916
Commercial and industrial	481,815	489,371	479,929	487,063	455,494
Acquisition and development:
1-4 family residential construction	46,355	41,489	41,141	38,490	40,621
Commercial and land development	198,957	198,234	195,158	198,889	227,434
Municipal	27,744	25,302	28,664	28,693	30,780
Total commercial loans	3,204,775	3,173,176	3,145,848	3,107,646	3,090,560
Residential mortgage:
First lien	484,022	478,870	476,006	469,569	464,642
Home equity – term	5,685	5,972	5,800	5,784	9,224
Home equity – lines of credit	327,141	321,438	311,458	305,968	295,820
Other - term(1)	22,442	22,906	23,737	25,384	—
Installment and other loans	17,254	18,331	16,887	17,028	15,739
Total loans	4,061,319	4,020,693	3,979,736	3,931,379	3,875,985
Allowance for credit losses	(47,463)	(47,681)	(48,105)	(47,898)	(47,804)
Net loans held for investment	4,013,856	3,973,012	3,931,631	3,883,481	3,828,181
Goodwill	69,751	69,751	69,751	69,751	68,106
Other intangible assets, net	35,751	37,990	40,338	42,748	45,230
Total assets	5,576,972	5,542,255	5,470,233	5,387,645	5,441,586
Total deposits	4,627,424	4,528,774	4,533,560	4,516,625	4,633,716
FHLB advances and other borrowings and Securities sold under agreements to repurchase	225,958	299,243	241,719	166,381	123,480
Subordinated notes and trust preferred debt	37,274	37,122	36,970	69,021	68,850
Total shareholders' equity	603,184	591,535	571,936	548,448	532,936

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.5%	13.3%	13.1%	13.3%	13.1%
Orrstown Bank	13.6%	13.3%	12.9%	13.3%	13.0%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.0%	11.7%	11.3%	11.1%	10.8%
Orrstown Bank	12.5%	12.2%	11.8%	12.1%	11.9%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.8%	11.5%	11.1%	10.9%	10.6%
Orrstown Bank	12.5%	12.2%	11.8%	12.1%	11.9%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.7%	9.5%	9.3%	9.0%	8.6%
Orrstown Bank	10.2%	9.9%	9.6%	9.8%	9.5%

Average equity to average assets	10.80%	10.51%	10.18%	9.97%	9.65%
Allowance for credit losses to total loans	1.17%	1.19%	1.21%	1.22%	1.23%
Total nonaccrual loans to total loans	0.74%	0.70%	0.66%	0.57%	0.59%
Nonperforming assets to total assets	0.56%	0.51%	0.48%	0.42%	0.42%
Allowance for credit losses to nonaccrual loans	158%	170%	184%	214%	210%

Other information:
Net charge-offs	$946	$499	$189	$115	$331
Classified loans	57,584	58,351	64,089	65,754	76,211
Nonperforming and other risk assets:
Nonaccrual loans	30,025	28,031	26,191	22,423	22,727
Other real estate owned	1,055	—	—	—	138
Total nonperforming assets	31,080	28,031	26,191	22,423	22,865
Financial difficulty modifications still accruing	949	1,253	1,245	5,759	5,127
Loans past due 90 days or more and still accruing	443	1,040	497	1,312	400
Total nonperforming and other risk assets	$32,472	$30,324	$27,933	$29,494	$28,392

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard, which concluded at December 31, 2025. At March 31, 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $105.5 million and $107.7 million at March 31, 2026 and December 31, 2025, respectively. During the three months ended June 30, 2025 and March 31, 2025, the Company incurred $1.0 million and $1.6 million in merger-related expenses, respectively. The Company did not incur merger-related or other non-recurring expenses during the three months ended March 31, 2026, December 31, 2025 and September 30, 2025.
Tangible book value per common share, tangible common equity and the impact of the merger-related expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Shareholders' equity (most directly comparable GAAP-based measure)	$603,184	$591,535	$571,936	$548,448	$532,936
Less: Goodwill	69,751	69,751	69,751	69,751	68,106
Other intangible assets	35,751	37,990	40,338	42,748	45,230
Related tax effect	(7,508)	(7,978)	(8,471)	(8,977)	(9,498)
Tangible common equity (non-GAAP)	$505,190	$491,772	$470,318	$444,926	$429,098

Common shares outstanding	19,611	19,507	19,501	19,536	19,510

Book value per share (most directly comparable GAAP-based measure)	$30.76	$30.32	$29.33	$28.07	$27.32
Intangible assets per share	5.00	5.11	5.21	5.30	5.33
Tangible book value per share (non-GAAP)	$25.76	$25.21	$24.12	$22.77	$21.99

Return on Average Common Equity	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net Income	$21,809	$21,491	$21,865	$19,448	$18,051
Average shareholders' equity	$599,330	$578,859	$551,945	$535,684	$523,689
Less: Average goodwill	69,751	69,751	69,751	68,126	68,106
Less: Average other intangible assets, gross	37,132	39,467	41,809	44,304	46,864
Average tangible equity	$492,447	$469,641	$440,385	$423,254	$408,719
Return on average tangible equity (non-GAAP) (1)	17.96%	18.15%	19.70%	18.43%	17.91%
(1) - Annualized

(In thousands)	Three Months Ended
Adjusted Ratios for Non-recurring Charges	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net income (A) - most directly comparable GAAP-based measure	$21,809	$21,491	$21,865	$19,448	$18,051
Plus: Merger-related expenses (B)	—	—	—	968	1,649
Less: Related tax effect (C)	—	—	—	(221)	(368)
Adjusted net income (D=A+B-C) - Non-GAAP	$21,809	$21,491	$21,865	$20,195	$19,332

Average assets (E)	$5,548,814	$5,505,311	$5,420,830	$5,374,772	$5,425,697
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.59%	1.55%	1.60%	1.45%	1.35%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	n/a	n/a	n/a	1.51%	1.45%

Average equity (F)	$599,330	$578,859	$551,945	$535,684	$523,689
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	14.76%	14.73%	15.72%	14.56%	13.98%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	n/a	14.73%	15.72%	15.12%	14.97%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,274	19,251	19,224	19,173	19,157
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.13	$1.12	$1.14	$1.01	$0.94
Basic earnings per share, adjusted (= D / G) - Non-GAAP	n/a	n/a	n/a	$1.05	$1.01

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,410	19,384	19,364	19,342	19,328
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.12	$1.11	$1.13	$1.01	$0.93
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	n/a	n/a	n/a	$1.04	$1.00

continued

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Noninterest expense (I) - most directly comparable GAAP-based measure	$36,728	$37,355	$36,297	$37,614	$38,176
Less: Merger-related expenses (B)	—	—	—	(968)	(1,649)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$36,728	$37,355	$36,297	$36,646	$36,527

Net interest income (K)	$49,005	$50,531	$50,988	$49,512	$48,761
Noninterest income (L)	15,577	14,392	13,382	12,915	11,624
Total operating income (M = K + L)	$64,582	$64,923	$64,370	$62,427	$60,385

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	56.9%	57.5%	56.4%	60.3%	63.2%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	n/a	n/a	n/a	58.7%	60.5%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at March 31, 2026:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,455	$2,383	29%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	2,809	2,803	31	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	7	70,295	69,987	12	—	47	33	7	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,634	1,494	7	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	3	27,043	27,051	29	—	—	—	—	—	100
Non-Agency RMBS	4	35,718	34,599	16	93	7	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	10	99,842	92,721		16	78	6	—	—	—
Municipal - Revenue	13	119,566	107,627		—	82	12	—	—	6
SBA ReRemic (5)	—	1,460	1,444		—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	—	2,821	2,884		—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	25	242,363	240,315		—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	36	350,010	347,290		—	100	—	—	—	—
U.S. Treasury securities	2	15,014	14,197		—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	1,950	1,983		—	—	51	49	—	—
	100%	$972,980	$946,778		5%	84%	5%	1%	1%	4%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.6 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2025 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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